                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The Company or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and interests of each of the corporations and limited partnerships listed below.


                                                                     STATE OR OTHER
                                                                    JURISDICTION OF
                            NAME                                     INCORPORATION
                            ----                                  -------------------

City Bank                                                                Hawaii
     Citibank Properties, Inc.                                           Hawaii

International Savings and Loan Association, Limited
                                                                          Hawaii
     ISL Services, Inc.                                                  Hawaii
     ISL Capital Corporation                                           California
     ISL Financial Corp.                                                Virginia
     DRI Assurance, Inc.                                                 Hawaii
     USA Investment Corporation                                          Hawaii
     ISL Realty Investment Corporation                                   Hawaii
     ISL Funding Corporation                                             Hawaii

O.R.E., Inc.                                                             Hawaii


All subsidiaries were included in the consolidated financial statements of the Registrants.